Exhibit 23.1


                          Consent of Ernst & Young LLP


     We consent to the incorporation by reference of our report dated June 4, 1998, with respect to the combined financial statements of Value Health Pharmacy Benefit Management included in this Form 8-K/A for Express Scripts, Inc., in the Registration Statements of Express Scripts, Inc. (Form S-8 No. 33-64278) pertaining to the 1992 Stock Option Plan, (Form S-8 No. 33-64094) pertaining to the 1992 Stock Option Plan for Outside Directors, (Form S-8 No. 33-93106) pertaining to the 1994 Stock Option Plan, (Form S-8 No. 333-04291) pertaining to the Amended and Restated 1992 Stock Option Plan for Outside Directors, (Form S-8 No. 333-48765) pertaining to the Amended and Restated 1992 Stock Option Plan, and (Form S-8 No. 333-27983), (Form S-8 No. 333-48767) and (Form S-8 No.
333-48779) pertaining to the Amended and Restated 1994 Stock Option Plan.

                                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 10, 1998